UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

Deltic Timber Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-12147 (Commission File Number)	71-0795870 (IRS Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas (Address of Principal Executive Offices)		71730 (Zip Code)

(Registrant’s telephone number, including area code: (870) 881-9400

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Stockholders.

The following information is furnished pursuant to Item 5.07, “Submission of Matters to a Vote of Security Holders.”

On April 27, 2017, Deltic Timber Corporation held its 2017 Annual Meeting of Stockholders.

Regarding an advisory vote by stockholders on the frequency of an advisory vote on executive compensation, 9,780,761 shares were voted in favor of an annual vote, 9,160 shares were voted in favor of a vote each two years, 1,485,003 shares were voted in favor of a vote each three years, 41,187 shares abstained and there were 539,382 broker non-votes.

In view of the fact that the frequency receiving the highest number of votes at the 2017 Annual Meeting of Stockholders was for an annual advisory vote on executive pay (the “say-on-pay” advisory vote), the Board of Directors of Deltic Timber Corporation determined to hold the say-on-pay advisory vote every year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017	Deltic Timber Corporation

	By:	/s/ Jim F. Andrews, Jr.
Name: Jim F. Andrews, Jr. Title: Secretary